Exhibit 10.13

CONTRIBUTION AGREEMENT

by and between

Pacific-Bryan Partners, L.P.

a Texas limited partnership

and

Digital Realty Trust, L.P.,

a Maryland limited partnership

Dated as of July 31, 2004

i

ii

EXHIBIT LIST

EXHIBITS		SECTION FIRST REFERENCED
A	Contribution and Assumption Agreement	1.1

B	Total Consideration	1.2

C	Representations, Warranties and Indemnities of Contributor	3.3

D	Form of Power of Attorney	6.1

APPENDICES
A	Disclosure Schedule	3.3

iii

CONTRIBUTION AGREEMENT

THIS CONTRIBUTION AGREEMENT (including all exhibits, hereinafter referred to as this “Agreement”) is made and entered into as of July 31, 2004 by and between Digital Realty Trust, L.P., a Maryland limited partnership (the “Operating Partnership”), and Pacific-Bryan Partners, L.P., a Texas limited partnership (the “Contributor”).

RECITALS

A. The Contributor currently owns a ten percent (10%) limited partnership interest in Bryan Street Acquisition Partnership, L.P., a California limited partnership (the “Partnership”), which is the direct fee interest holder in the property referred to as Univision Tower, located at 2323 Bryan Street, Dallas, Texas (the “Participating Property” or “Property”). As used herein, “Partnership Agreement” means the partnership agreement under which the Partnership was formed (including all amendments or restatements).

B. The Operating Partnership desires to consolidate the ownership of a portfolio of properties through a series of transactions (the “Formation Transactions”) whereby the Operating Partnership will acquire direct or indirect interests in such properties, including the Participating Property, by acquiring direct interests in such properties (the “Property Interests”) or, directly or indirectly, some or all of the interests in certain limited partnerships, certain limited liability companies and certain other entities, including the Partnership (collectively, the “Participating Partnerships”), which currently own directly or indirectly the Participating Property, or a combination of the foregoing.

C. The Formation Transactions relate to the proposed initial public offering (the “Public Offering”) of the common stock of Digital Realty Trust, Inc., a Maryland corporation (the “Company”), which will operate as a self-administered and self-managed real estate investment trust (“REIT”) within the meaning of Section 856 of the Internal Revenue Code of 1986, as amended (the “Code”) and which is the sole general partner of the Operating Partnership.

D. The owners of the Property Interests and the partners and members of the Participating Partnerships will either transfer their unencumbered Property Interests or unencumbered interests in the Participating Partnerships, as applicable, to the Operating Partnership in exchange for units of limited partnership interest (“Partnership Units”) in the Operating Partnership.

E. The Contributor desires to, and the Operating Partnership desires the Contributor to, contribute to the Operating Partnership, all of its right, title and interest, free and clear of all Liens (as defined in Exhibit C), as a partner in the Partnership, including, without limitation, all of its voting rights and interests in the capital, profits and losses of the Partnership or any property distributable therefrom, constituting all of its interests in and to the Partnership (such right, title and interest in and to the Partnership are hereinafter collectively referred to as the “Partnership Interest”), in exchange for Partnership Units, on the terms and subject to the conditions set forth herein.

F. The Contributor acknowledges that the Operating Partnership may decide that, rather than acquiring the Partnership Interest by direct transfer, it is more desirable for the Operating Partnership to acquire the Property by a direct contribution of the Property from the Partnership (a “Direct Contribution”), or by a merger of the Partnership or a subsidiary thereof with and into the Company, the Operating Partnership or an affiliate of either of them (a “Merger”), or to divide the Partnership or a subsidiary thereof into more than one partnership to facilitate the Formation Transactions (a “Division”); and the Contributor desires to give the Operating Partnership the right, in the Operating Partnership’s sole discretion, to engage in any Direct Contribution, Merger or Division on the terms and conditions described herein (provided, however, such alternative transaction may involve the issuance of an equivalent number of shares of Common Stock of the Company instead of Partnership Units) without the need to seek any further consent or action of the Contributor, and will give hereby an irrevocable power of attorney as set forth in Article 6 hereof and irrevocable consents as set forth in Section 5.1 hereof.

NOW, THEREFORE, for and in consideration of the foregoing premises, and the mutual undertakings set forth below, the receipt and sufficiency of which are hereby acknowledged, the parties hereto agree as follows:

TERMS OF AGREEMENT

ARTICLE 1.

CONTRIBUTION OF PARTNERSHIP INTEREST

AND EXCHANGE FOR PARTNERSHIP UNITS

Section 1.1 Contribution of Partnership Interest. Effective as of the Closing (as defined in Section 2.2 herein) and subject to the terms and conditions contained in this Agreement, the Contributor shall contribute, transfer, assign, convey and deliver to the Operating Partnership, absolutely and unconditionally, and free and clear of all Liens, all of its right, title and interest to the Partnership Interest, including all of the Contributor’s rights and interest to the Partnership and all rights to indemnification in favor of the Contributor under the agreements pursuant to which the Contributor or its affiliates acquired the Partnership Interest transferred pursuant to this Agreement. The contribution of the Contributor’s Partnership Interest shall be evidenced by a Contribution and Assumption Agreement in substantially the form of Exhibit A attached hereto. The parties shall take such additional actions and execute such additional documentation as may be required by the Partnership Agreement and the Amended and Restated Agreement of Limited Partnership of the Operating Partnership (the “OP Agreement”) or as reasonably requested in the reasonable judgment of counsel by the Operating Partnership in order to effect the transactions contemplated hereby.

Section 1.2 Consideration and Exchange of Partnership Units. Subject to Section 1.3, the Operating Partnership shall, in exchange for the Partnership Interest, transfer to the Contributor a total of 244,704 Partnership Units (the “Total Consideration”) as such Total Consideration may be adjusted pursuant to Exhibit B attached hereto. The transfer of the Partnership Units to the Contributor shall be evidenced by either an amendment (the “Amendment”) to the OP Agreement or by certificates relating to such Partnership Units (the “Certificates”) in either case, as determined by the Operating Partnership, in such form as shall be reasonably acceptable to the Contributor. The parties shall take such additional actions and execute such additional documentation as may be required by the relevant Partnership Agreements and the OP Agreement in order to effect the transactions contemplated hereby.

Section 1.3 Adjusted Consideration. The Operating Partnership reserves the right not to acquire the Partnership Interest, if in good faith the Operating Partnership determines that the ownership of the underlying Property would be inappropriate for the Operating Partnership. The parties hereby agree that, in such event, the Contributor will not receive the Total Consideration, and the contribution of the Partnership Interest set forth in Section 1.1 shall be null and void and of no further effect.

The risk of loss relating to the Contributor’s Partnership Interest and the underlying Property prior to Closing shall be borne by the Contributor. If, prior to the Closing, any Property is partially or totally destroyed or damaged by fire or other casualty, or is taken by eminent domain or through condemnation proceedings, then the Operating Partnership may, at its option, determine not to acquire the particular interest in the Partnership that directly or indirectly owns the Property that has been partially or totally destroyed, damaged or taken. After the occurrence of any such casualty or condemnation affecting a Property, the Operating Partnership may also, at its option, elect to (a) acquire the Contributor’s particular interest in the Partnership that directly or indirectly owns the affected Property, (b) direct the Contributor to pay or cause to be paid to the Operating Partnership any sums collected by the Contributor, if any, under any policies of insurance, if any, or award proceeds relating to such casualty or condemnation, if any, and otherwise assign to the Operating Partnership all rights of the Contributor to collect such sums as may then be uncollected, and/or (c) to the extent available to the Contributor, adjust or settle any insurance claim or condemnation proceeding. Under such circumstances, the Contributor’s Total Consideration shall be reduced by its pro rata share of the amount of any deductibles under the applicable insurance policies or award (based on its ownership interest in the underlying asset) to the extent such deductible is paid by the Operating Partnership. Insurance on the transferred Partnership Interest shall be assigned to the Operating Partnership at the Closing.

Section 1.4 Treatment as Contribution. The transfer, assignment and exchange of the Partnership Interest effectuated pursuant to this Agreement shall constitute a “Capital Contribution” to the Operating Partnership pursuant to Article 4 of the OP Agreement and is intended to be governed by Section 721(a) of the Code, and the Contributor (including any transferor in connection with a Direct Contribution, if any, as provided hereunder) hereby consents to such treatment.

Section 1.5 Allocation of Total Consideration. The Total Consideration shall be allocated in a manner reasonably agreed upon by the Operating Partnership and the Contributor. The Operating Partnership and the Contributor agree to (i) be bound by the allocation, (ii) act in accordance with the allocation in the preparation of financial statements and filing of all tax returns and in the course of any tax audit, tax review or tax litigation relating thereto and (iii) take no position and cause their affiliates to take no position inconsistent with the allocation for income tax purposes.

Section 1.6 Term of Agreement. If the Closing does not occur by March 31, 2005 (the “Termination Date”), this Agreement shall be deemed terminated and shall be of no further force and effect and neither the Operating Partnership nor the Contributor shall have any further obligations hereunder except as specifically set forth herein.

Section 1.7 Final Year Allocations. To the extent the Partnership Agreement does not provide for final year tax allocations, if applicable, the parties hereto agree to use the “interim closing of the books” method as provided in Section 706 of the Code (or another method if agreed to by such parties) to allocate income and loss for the year in which the Formation Transactions close.

ARTICLE 2.

CLOSING

Section 2.1 Conditions Precedent. The effectiveness of the Company’s registration statement to be filed with the Securities and Exchange Commission on Form S-11 (the “Registration Statement”) after the execution of this Agreement and the substantially concurrent closing of the initial public offering of the common stock of the Company offered thereby are conditions precedent to the obligations of all parties to this Agreement to effect the transactions contemplated by this Agreement on the Closing Date (as defined below).

The obligations of the Operating Partnership to effect the transactions contemplated hereby shall be subject to the following additional conditions precedent:

(a) The representations and warranties of the Contributor contained in this Agreement shall have been true and correct in all material respects (except for such representations and warranties that are qualified by materiality or Material Adverse Effect (as defined in Exhibit C), which representations and warranties shall be true and correct in all respects) on the date such representations and warranties were made and on the Closing Date as if made at and as of such date;

(b) The obligations of the Contributor contained in this Agreement to be performed by it shall have been duly performed by it on or before the Closing Date, including without limitation, the Contributor’s obligations to deliver the Closing deliveries set forth in Section 2.3, and the Contributor shall not have breached any of its covenants contained herein in any material respect;

(c) Concurrently with the Closing, the Contributor, directly or through the Attorney-in-Fact (as defined below), shall have executed and delivered to the Operating Partnership the documents required to be delivered pursuant to Section 2.3 hereof;

(d) The Contributor shall have obtained and delivered to the Operating Partnership any consents or approvals of any third parties (including, without limitation, any lenders and lessors) required to consummate the transactions contemplated hereby and the Formation Transactions as listed in the Disclosure Schedule;

(e) No order, statute, rule, regulation, executive order, injunction, stay, decree or restraining order shall have been enacted, entered, promulgated or enforced by any court of competent jurisdiction or Governmental Entity that prohibits the consummation of the transactions contemplated hereby, and no litigation or governmental proceeding seeking such an order shall be pending or threatened; and

(f) There shall not have occurred between the date hereof and the Closing Date any material adverse change in any of the assets, business, financial condition, results or prospects of operation of the Partnership and the Participating Property, taken as a whole.

Any or all of the foregoing conditions may be waived by the Operating Partnership in its sole and absolute discretion.

Section 2.2 Time and Place. The date, time and place of the transactions contemplated hereunder shall be the day the Operating Partnership receives the proceeds from the Public Offering from the underwriter(s), at 10:00 a.m. in the office of Latham & Watkins LLP, 633 West Fifth Street, Sixth Floor, Los Angeles, California (the “Closing” or “Closing Date”).

Section 2.3 Closing Deliveries. At the Closing, the parties shall make, execute, acknowledge and deliver, or cause to be made, executed, acknowledged and delivered through the Attorney-in-Fact (see Section 6.1 below), the legal documents and other items (collectively the “Closing Documents”) necessary to carry out the intention of this Agreement and the other transactions contemplated to take place in connection therewith, which Closing Documents and other items shall include, without limitation, the following:

(a) The Contribution and Assumption Agreement in the form attached hereto as Exhibit A;

(b) The OP Agreement;

(c) The Registration Rights Agreement between the Contributor, certain other parties and the Company;

(d) All books and records, contracts and other indicia of Contributor’s ownership with respect to the Partnership Interest (and any subsidiary of the Partnership) necessary to affect the contribution under Section 1.1 and which are in the Contributor’s possession or which can be obtained through the Contributor’s reasonable efforts along with appropriate evidence of Contributor’s assignment thereof;

(e) An affidavit from the Contributor, stating under penalty of perjury, the Contributor’s United States Taxpayer Identification Number and that the Contributor is not a foreign person pursuant to Section 1445(b)(2) of the Code and a comparable affidavit satisfying California and any other withholding requirements;

(f) Any other documents reasonably requested by the Operating Partnership or reasonably necessary or desirable to assign, transfer, convey, contribute and deliver the Contributor’s Partnership Interest, free and clear of all Liens and effectuate the transactions contemplated hereby, including, without limitation, and only to the extent applicable, quitclaim deeds and/or grant deeds (if transferred directly), bills of sale, assignments, and all state and local transfer tax returns and any filings with any applicable governmental jurisdiction in which the Operating Partnership is required to file its partnership documentation or the recording of the Contribution and Assumption Agreement or deed or other Property Interests transfer documents is required; and

(g) If requested by the Operating Partnership, a certified copy of all appropriate corporate resolutions or partnership actions authorizing the execution, delivery and performance by the Contributor of this Agreement, any related documents and the documents listed in this Section 2.3.

Section 2.4 Closing Costs. The Operating Partnership shall pay any documentary transfer taxes, escrow charges, title charges and recording taxes or fees incurred in connection with the transactions contemplated hereby. The Contributor shall be responsible for its own legal costs and any withholding taxes required to be paid and/or withheld in respect of the Contributor at Closing as a result of Contributor’s tax status; provided however, the Operating Partnership shall reimburse the Contributor for actual legal costs incurred by it in connection with the negotiation and execution of this Agreement up to a maximum of $20,000.

ARTICLE 3.

REPRESENTATIONS AND WARRANTIES AND INDEMNITIES

Section 3.1 Representations and Warranties of the Operating Partnership. The Operating Partnership hereby represents and warrants to the Contributor that:

(a) Organization; Authority. The Operating Partnership has been duly formed and is validly existing under the laws of the jurisdiction of its formation, and is and at the effective time of the Public Offering and at the Closing shall be treated as a “partnership” for federal income tax purposes, and has all requisite power and authority to enter this Agreement, each agreement contemplated hereby and to carry out the transactions contemplated hereby and thereby, and own, lease or operate its property and to carry on its business as described in the Prospectus (as defined in Exhibit C) and, to the extent required under applicable law, is qualified to do business and is in good standing in each jurisdiction in which the nature of its business or the character of its property make such qualification necessary.

(b) Due Authorization. The execution, delivery and performance of this Agreement by the Operating Partnership has been duly and validly authorized by all necessary action of the Operating Partnership. This Agreement and each agreement, document and instrument executed and delivered by or on behalf of the Operating Partnership pursuant to this Agreement constitutes, or when executed and delivered will constitute, the legal, valid and binding obligation of the Operating Partnership, each enforceable against the Operating Partnership in accordance with its terms, as such enforceability may be limited by bankruptcy or the application of equitable principles.

(c) Consents and Approvals. Assuming the accuracy of the representations and warranties of the Contributor and except in connection with the Public Offering, no consent, waiver, approval or authorization of any third party or governmental authority or agency is required to be obtained by the Operating Partnership in connection with the execution, delivery and performance of this Agreement and the transactions contemplated hereby, except any of the foregoing that shall have been satisfied prior to the Closing Date, and except for those consents, waivers and approvals or authorizations, the failure of which to obtain would not have a Material Adverse Effect.

(d) Partnership Matters. The Partnership Units which will be part of the Total Consideration, when issued and delivered in accordance with the terms of this Agreement for the consideration described herein, will be duly and validly issued, and free of any Liens other than any Liens arising through the Contributor. Upon such issuance, the Contributor will be admitted as a limited partner of the Operating Partnership. At all times prior to the execution of this Agreement, the Operating Partnership has no material assets, debts or liabilities of any kind.

(e) Non-Contravention. Assuming the accuracy of the representations and warranties of Contributor made hereunder, none of the execution, delivery or performance of this Agreement, any agreement contemplated hereby and the consummation of the contribution transactions contemplated hereby and thereby will (A) result in a default (or an event that, with notice or lapse of time or both would become a default) or give to any third party any right of termination, cancellation, amendment or acceleration under, or result in any loss of any material benefit, pursuant to any material agreement, document or instrument to which the Operating Partnership or any of its properties or assets may be bound, or (B) violate or conflict with any judgment, order, decree or law applicable to the Operating Partnership or any of its properties or assets; provided in the case of (A) and (B), unless any such default, violation or conflict would not have a Material Adverse Effect.

(f) Solvency. Assuming the accuracy of the representations and warranties of the Contributor made hereunder and of the other contributors to the Operating Partnership pursuant to similar contribution agreements in connection with the Formation Transactions, the Operating Partnership will be solvent immediately following the transfer of the Partnership Interests and the Contributed Assets to the Operating Partnership.

Section 3.2 Representations and Warranties with respect to the Company. The Operating Partnership hereby represents and warrants to the Contributor with respect to the Company that:

(a) Organization; Authority. The Company has been duly formed and is validly existing under the laws of the jurisdiction of its formation, and has all requisite power and authority to own, lease or operate its property and to carry on its business as described in the Prospectus and, to the extent required under applicable law, is qualified to do business and is in good standing in each jurisdiction in which the nature of its business or the character of its property make such qualification necessary.

(b) Due Authorization. Each agreement, document and instrument contemplated by this Agreement and executed and delivered by or on behalf of the Company pursuant to this Agreement constitutes, or when executed and delivered will constitute, the legal, valid and binding obligation of the Company, each enforceable against the Company in accordance with its terms, as such enforceability may be limited by bankruptcy or the application of equitable principles.

(c) Consents and Approvals. Assuming the accuracy of the representations and warranties of the Contributor, except in connection with the Public Offering, no consent, waiver, approval or authorization of any third party or governmental authority or agency is required to be obtained by the Company in connection with the execution, delivery and performance of this Agreement (by the Operating Partnership) and the transactions contemplated hereby, except any of the foregoing that shall have been satisfied prior to the Closing Date and except for those consents, waivers and approvals or authorizations, the failure of which to obtain would not have a material adverse effect on the Company and the Operating Partnership taken as a whole.

(d) Non-Contravention. Assuming the accuracy of the representations and warranties of Contributor made hereunder, none of the execution, delivery or performance of this Agreement (by the Operating Partnership), any agreement contemplated hereby and the consummation of the contribution transactions contemplated hereby and thereby will (A) result in a default (or an event that, with notice or lapse of time or both would become a default) or give to any third party any right of termination, cancellation, amendment or acceleration under, or result in any loss of any material benefit, pursuant to any material agreement, document or instrument to which the Company or any of its properties or assets may be bound or (B) violate or conflict with any judgment, order, decree, or law applicable to the Company or any of its properties or assets; provided in the case of (A) and (B), unless any such default, violation or conflict would not have a material adverse effect on the Company and the Operating Partnership taken as a whole.

(e) REIT Status. The Company is and at the effective time of the Public Offering and Closing shall be organized and operated in a manner so as to qualify as a “real estate investment trust” under Sections 856 through 860 of the Code.

(f) Common Stock. Upon issuance thereof, the common stock issuable in exchange for the Partnership Units upon the redemption of such Partnership Units in accordance with terms of the Partnership Agreement will be duly authorized, validly issued, fully paid and nonassessable, and not subject to preemptive or similar rights created by statute or any agreement to which the Company is a party or by which it is bound.

Except as set forth in Section 3.1 and this Section 3.2, the Operating Partnership makes no representation or warranty of any kind, express or implied, and the Contributor acknowledges that it has not relied upon any other such representation or warranty.

Section 3.3 Representations and Warranties of Contributor. The Contributor represents and warrants to the Operating Partnership as provided in Exhibit C attached hereto (subject to qualification by the disclosures in the disclosure schedule attached hereto as Appendix A (the “Disclosure Schedule”), and acknowledges and agrees to be bound by the indemnification provisions contained therein.

Section 3.4 Indemnification. From and after the Closing Date, the Operating Partnership shall indemnify and hold harmless the Contributor and the Contributor’s general partner, limited partners, employees, agents and representatives, as well as its affiliates (each of which is an “Indemnified Contributor Party”) from and against any and all claims, losses, damages, liabilities and expenses, including without limitation, amounts paid in settlement, reasonable attorneys’ fees, costs of investigation, costs of investigative judicial or administrative proceedings or appeals therefrom and costs of attachment or similar bonds (collectively, “Losses,”) asserted against, imposed upon or incurred by the Indemnified Contributor Party in connection with or as a result of: (i) any breach of a representation, warranty or covenant of the Operating Partnership contained in this Agreement or any Schedule, Exhibit, certificate or affidavit, or in any other document delivered hereby, (ii) all fees, costs and expenses of the Operating Partnership in connection with the transactions contemplated by this Agreement and (iii) the failure of the Operating Partnership after the Closing Date to perform any obligation required to be performed pursuant to any contract or obligation assigned to and assumed by the Operating Partnership.

Section 3.5 Matters Excluded from Indemnification. Notwithstanding anything in this Agreement to the contrary, the Operating Partnership shall have no obligation under this Agreement to indemnify or hold harmless the Contributor from any Losses arising as a direct result of the Contributor’s breach of this Agreement.

ARTICLE 4.

COVENANTS

Section 4.1 Covenants of Contributor.

(a) From the date hereof through the Closing, and except in connection with the Formation Transactions, Contributor shall not, without the prior written consent of the Operating Partnership:

(i) Sell, transfer (or agree to sell or transfer), assign or otherwise dispose of, or cause the sale, transfer, assignment or disposition of (or agree to do any of the foregoing) all or any portion of its interest in the Partnership Interest or all or any portion of its interest in the Property or the Property Interest; or

(ii) Except as otherwise disclosed in the Disclosure Schedule, mortgage, pledge or encumber all or any portion of its Partnership Interest.

(b) From the date hereof through the Closing, and except in connection with the Formation Transactions, the Contributor, shall to the extent within its control, conduct the Partnership’s business in the ordinary course of business, consistent with past practice, and shall, to the extent within its control and consistent with its obligations under the Partnership Agreement, not permit the Partnership, without the prior written consent of the Operating Partnership, to:

(i) Enter into any material transaction not in the ordinary course of business with respect to the Property;

(ii) Except as otherwise disclosed in the Disclosure Schedule, mortgage, pledge or encumber (other than by Permitted Liens) any assets of the Partnership, except (A) liens for taxes not delinquent, (B) purchase money security interests in the ordinary course of the Partnership’s business, and (C) mechanics’ liens being disputed by the Partnership in good faith and by appropriate proceeding in the ordinary course of the Partnership’s business;

(iii) Cause or permit the Partnership to change the existing use of the Property;

(iv) Cause or take any action that would render any of the representations or warranties regarding the Property as set forth on Exhibit C untrue in any material respect; or

(v) Make any distribution to its partners, except in the ordinary course of business consistent with past practices or as permitted by this Agreement;

(c) From the date hereof, the Contributor agrees to provide the Operating Partnership with such tax information relating to the Partnership Interest and the Property as reasonably requested by the Operating Partnership and to cooperate with the Operating Partnership with respect to its filing of tax returns.

Section 4.2 Covenant of the Operating Partnership. Up to the Closing Date, the Operating Partnership shall provide copies to the Contributor of all public filings, including all exhibits thereto, made by or on behalf of the Company with the SEC in connection with the Formation Transactions and the Public Offerings.

Section 4.3 Tax Covenants.

(a) The Contributor and the Operating Partnership shall provide each other with such cooperation and information relating to any of the Partnership Interest or the Property as the parties reasonably may request in (i) filing any tax return, amended tax return or claim for tax refund, (ii) determining any liability for taxes or a right to a tax refund, (iii) conducting or defending any proceeding in respect of taxes, or (iv) performing tax diligence, including with respect to the impact of this transaction on the Company’s tax status as a REIT. The Operating Partnership shall promptly notify the applicable Contributor in writing upon receipt by the Operating Partnership or any of its affiliates of notice of (i) any pending or threatened tax audits or assessments with respect to the income, properties or operations of the

Contributor and (ii) any pending or threatened federal, state, local or foreign tax audits or assessments of the Operating Partnership or any of its affiliates, in each case which may affect the liabilities for taxes of the Contributor with respect to any tax period ending on or before or as a result of the Closing Date. The Contributor shall promptly notify the Operating Partnership in writing upon receipt by the Contributor or any of its affiliates of notice of any pending or threatened federal, state, local or foreign tax audits or assessments relating to the income, properties or operations of the Partnership. Each of the Operating Partnership and the Contributor may participate at its own expense in the prosecution of any claim or audit with respect to taxes attributable to any taxable period ending on or before the Closing Date, provided, that the Contributor shall have the right to control the conduct of any such audit or proceeding or portion thereof for which the Contributor (or its owners) has acknowledged liability (except as a partner of the Operating Partnership) for the payment of any additional tax liability, and the Operating Partnership shall have the right to control any other audits and proceedings. Notwithstanding the foregoing, neither the Operating Partnership nor the Contributor may settle or otherwise resolve any such claim, suit or proceeding which could have an adverse tax effect on the other party or its affiliates without the consent of the other party, such consent not to be unreasonably withheld. The Contributor and the Operating Partnership shall retain all tax returns, schedules and work papers, and all material records and other documents relating thereto, until the expiration of the statute of limitations (and, to the extent notified by any party, any extensions thereof) of the taxable years to which such tax returns and other documents relate and until the final determination of any tax in respect of such years.

(b) With respect to each Property that is contributed to the Operating Partnership pursuant to this Agreement, the Operating Partnership and the Contributor agrees that the Operating Partnership shall use the “traditional method”, as described in Regulations Section 1.704-3(b), to make allocations of taxable income and loss among the partners of the Operating Partnership.

ARTICLE 5.

WAIVERS AND CONSENTS

Each of the releases and waivers enumerated in this Article 5 shall become effective only upon the Closing of the contribution and exchange of the Partnership Interests pursuant to Articles 1 and 2 herein.

Section 5.1 Waiver of Rights Under Partnership Agreements; Consents With Respect to Partnership Interest.

(a) As of the Closing, the Contributor waives and relinquishes all rights and benefits otherwise afforded to the Contributor under the Partnership Agreement including, without limitation, any rights of appraisal, rights of first offer or first refusal, buy/sell agreements, and any right to consent to or approve of the sale or contribution by the other partners or members of the Partnership of their Partnership Interest to the Operating Partnership, the Company or any direct or indirect subsidiary thereof and any and all notice provisions related thereto. The Contributor acknowledges that the agreements contained herein and the transactions contemplated hereby and any actions taken in contemplation of the transactions contemplated hereby may conflict with, and may not have been contemplated by, the Partnership Agreement or other agreements among one or more holders of the Partnership Interest or one or more of the partners of the Partnership. With respect to the Partnership and the Property, the Contributor expressly gives all Consents (and any consents necessary to authorize the proper parties in interest to give all Consents) and Waivers it is entitled to give that are necessary or desirable to (i) facilitate any Conveyance Action (as hereinafter defined) relating to the Partnership or Property, (ii) cause the Partnership to have authority to transfer the Partnership Interest or Property to the Operating Partnership, and (iii) receive Partnership Units directly from the Partnership if the Partnership or one or more of the Partnership’s subsidiaries transfers assets or interests directly to the Operating Partnership (rather than the Contributor contributing its or his Partnership Interest hereunder) and to reduce the consideration otherwise payable by the Operating Partnership hereunder as a result of such direct transfer by the Partnership or its subsidiaries on account of the Contributor receiving any amount reduced hereunder from the Partnership or its subsidiaries making such direct transfer. In addition, if the transactions contemplated hereby occur, this Agreement shall be deemed to be an amendment to any Partnership Agreement to the extent the terms herein conflict with the terms thereof, including without limitation, terms with respect to allocations, distributions and the like. In the event the transactions contemplated by this Agreement do not occur, nothing in this Agreement shall be deemed to be or construed as an amendment or modification of, or commitment of any kind to amend or modify, the Partnership Agreements, which shall remain in full force and effect without modification.

(b) As used herein, the term “Conveyance Action” means, with respect to the Partnership, (i) the transfer, conveyance or agreement to convey by a partner thereof or by any holder of an indirect interest therein (whether or not such partner or holder is the Contributor hereunder) directly, by Direct Contribution, Merger, Division or otherwise of its direct or indirect interest in the Partnership or Property to the Operating Partnership or the Company or (ii) the entering into by any such partner or holder any agreement relating to (x) the formation of the Operating Partnership or the Company, or (y) the direct or indirect acquisition by the Operating Partnership or the Company of any such direct or indirect interest or (iii) the taking by any such partner or holder of any action necessary or desirable to facilitate any of the foregoing, including, without limitation, the following (provided that the same are taken in furtherance of the foregoing): any sale or distribution to any Person of a direct or indirect interest in the Partnership or Property, the entering into any agreement with any Person that grants to such Person the right to purchase a direct or indirect interest in the Partnership or Property, and the giving of the Consents and Waivers contained in this Section or consents or waivers similar thereto in form or purpose.

(c) As used herein, the term “Consents” means, with respect to the Partnership or Property, any consent necessary or desirable under the Partnership Agreement or any other agreement among all or any of the holders of interests therein or any other agreement relating thereto or referred to therein (i) to cause the Partnership to have authority to permit any and all Conveyance Actions relating to the Partnership or Property or to amend the Partnership Agreement and/or other agreements so that no provision thereof prohibits, restricts, impairs or interferes with any Conveyance Action (such amendments to include, without limitation, the deletion of provisions which cause a default under such agreement if interests therein are transferred for cash), (ii) to admit the Operating Partnership as a substitute limited partner or general partner of the Partnership upon the Operating Partnership’s acquisition of a limited or general Partnership Interest therein, respectively, and to adopt such amendment as is necessary or desirable to effect such admission, (iii) to adopt any amendment to the Partnership Agreement as may reasonably be deemed desirable by the Operating Partnership, either simultaneously with or immediately prior to the acquisition of any interest therein, and (iv) to continue the Partnership following the transfer of interest therein to the Operating Partnership.

(d) As used herein, the term “Waivers” means, with respect to the Partnership or Property, the waiving of any and all rights that the Contributor may have with respect to, and (to the extent controlled by the Contributor) that any such other Person may have with respect to, or that may accrue to the Contributor or such other controlled Person upon the occurrence of, a Conveyance Action relating to the Partnership or Property, including, but not limited to, the following rights: rights of notice, rights to response periods, rights to purchase the direct or indirect interests of another partner in the Partnership or Property or to sell the Contributor’s or other Person’s direct or indirect interest therein to another partner, rights to sell the Contributor’s or other Person’s direct or indirect interest therein at a price other than as provided herein, or rights to prohibit, limit, invalidate, otherwise restrict or impair any such Conveyance Action or to cause a termination or dissolution of the Partnership because of such Conveyance Action. The Contributor further covenants that the Contributor will take no action to enjoin, or seek damages resulting from, any Conveyance Action by any holder of a direct or indirect interest in the Partnership or the Property.

(e) The Waivers and Consents contained in this Section shall terminate upon the termination of this Agreement, except as to transactions completed hereunder prior to termination.

ARTICLE 6.

POWER OF ATTORNEY

Section 6.1 Grant of Power of Attorney. The Contributor hereby irrevocably appoints the Operating Partnership (or its designee) and any successor thereof from time to time (such Operating Partnership or designee or any such successor of any of them acting in his, her or its capacity as attorney-in-fact pursuant hereto, the “Attorney-In-Fact”) as the true and lawful attorney-in-fact and agent of the Contributor, to act in the name, place and stead of the Contributor to make, execute, acknowledge and deliver all such other deeds (including grant deeds if applicable), assignments, contracts, orders, receipts, notices, requests, instructions, certificates, consents, letters and other writings (including without limitation the execution of any Closing Documents or other documents relating to the acquisition by the Operating Partnership of the Contributor’s Partnership Interest, including, but not limited to, any registration rights agreements and any lock-up agreements), to provide information to the Securities and Exchange Commission and others about the transactions contemplated hereby and, in general, to do all things and to take all actions which the Attorney-in-Fact in its sole discretion may consider necessary or proper in connection with or to carry out the transactions contemplated by this Agreement, as fully as could the Contributor if personally present and acting (the “Power of Attorney”). Concurrently with the execution of this Agreement, each Contributor shall provide a Power of Attorney fully executed and duly acknowledged in the form attached hereto as Exhibit D.

The Power of Attorney and all authority granted hereby shall be coupled with an interest and therefore shall be irrevocable and shall not be terminated by any act of the Contributor, by operation of law or by the occurrence of any other event or events, and if any other such act or events shall occur before the completion of the transactions contemplated by this Agreement, the Attorney-in-Fact shall nevertheless be authorized and directed to complete all such transactions as if such other act or events had not occurred and regardless of notice thereof. The Contributor agrees that, at the request of Operating Partnership it will promptly execute and deliver to the Operating Partnership a separate power of attorney and proxy on the same terms set forth in this Article 6, such execution to be witnessed and notarized, and in recordable form (if necessary). The Contributor hereby authorizes the reliance of third parties on each of the Power of Attorney.

The Contributor acknowledges that the Operating Partnership has, and any designee or successor thereof acting as Attorney-in-Fact may have, an economic interest in the transactions contemplated by this Agreement.

Section 6.2 Limitation on Liability. It is understood that by the grant of Power of Attorney in Section 6.1, the Attorney-in-Fact assumes no responsibility or liability to any person by virtue of the Power of Attorney granted by the Contributor hereby. The Attorney-in-Fact as such attorney-in-fact by virtue of the grant in Section 6.1, makes no representations with respect to and shall have no responsibility for the Formation Transactions or the Public Offering, or the acquisition of the Partnership Interest and shall not be liable to the Contributor for any error or judgment or for any act done or omitted or for any mistake of fact or law except for its own gross negligence or bad faith, or breach of this Agreement or the terms of its power of attorney provided for herein. The Contributor agrees to indemnify the Attorney-in-Fact for and to hold the Attorney-in-Fact harmless against any loss, claim, damage or liability (including reasonably attorneys’ fees) incurred on its part arising out of or in connection with it acting as the Attorney-in-Fact under the Power of Attorney created by the Contributor hereby, as well as the cost and expense of investigating and defending against any such loss, claim, damage or liability, except to the extent such loss, claim, damage or liability is due to its own gross negligence or bad faith, or breach of this Agreement or the terms of its power of attorney provided for herein. The Contributor agrees that the Attorney-in-Fact may consult with counsel of its own choice (who may be counsel for Operating Partnership or its successors or affiliates), and it shall have full and complete authorization and protection for any action taken or suffered by it hereunder in good faith and in accordance with the opinion of such counsel. It is understood that the Attorney-in-Fact may, without breaching any express or implied obligation to the Contributor hereunder, release, amend or modify any other power of attorney granted by any other person under any related agreement.

Section 6.3 Ratification; Third Party Reliance. The Contributor hereby ratifies and confirms that the Attorney-in-Fact shall lawfully do or cause to be done by virtue of the exercise of the powers granted unto it by the Contributor under this Article 6, and the Contributor authorizes the reliance of third parties on this Power of Attorney and waives its rights, if any, as against any such third party for its reliance hereon.

ARTICLE 7.

MISCELLANEOUS

Section 7.1 Further Assurances. The Contributor and the Operating Partnership shall take such other actions and execute such additional documents following the Closing as the other may reasonably request in order to effect the transactions contemplated hereby.

Section 7.2 Counterparts. This Agreement may be executed in one or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.

Section 7.3 Governing Law. This Agreement shall be governed by the internal laws of the State of California, without regard to the choice of laws provisions thereof.

Section 7.4 Amendment; Waiver. Any amendment hereto shall be in writing and signed by all parties hereto. No waiver of any provisions of this Agreement shall be valid unless in writing and signed by the party against whom enforcement is sought.

Section 7.5 Entire Agreement. This Agreement, the exhibits and all related schedules hereto and the agreements referred to in Section 2.3 hereof constitute the entire agreement and supersede conflicting provisions set forth in all other prior agreements and understandings, both written and oral, among the parties with respect to the subject matter hereof and thereof, as the case may be. Exhibit C is incorporated in this Agreement by reference in its entirety, such that reference to this “Agreement” shall automatically include Exhibit C, and is subject to all of the provisions of this Article 7.

Section 7.6 Assignability. This Agreement shall be binding upon, and shall be enforceable by and inure to the benefit of, the parties hereto and their respective heirs, legal representatives, successors and assigns; provided, however, that this Agreement may not be assigned (except by operation of law) by any party without the prior written consent of the other parties, and any attempted assignment without such consent shall be void and of no effect, except that the Operating Partnership, may assign its rights and obligations hereunder to an affiliate.

Section 7.7 Titles. The titles and captions of the Articles, Sections and paragraphs of this Agreement are included for convenience of reference only and shall have no effect on the construction or meaning of this Agreement.

Section 7.8 Third Party Beneficiary. Except as may be expressly provided or incorporated by reference herein, including, without limitation, the indemnification provisions hereof, no provision of this Agreement is intended, nor shall it be interpreted, to provide or create any third party beneficiary rights or any other rights of any kind in any customer, affiliate, stockholder, partner, member, director, officer or employee of any party hereto or any other person or entity.

Section 7.9 Severability. If any provision of this Agreement, or the application thereof, is for any reason held to any extent to be invalid or unenforceable, the remainder of this Agreement and application of such provision to other persons or circumstances will be interpreted so as reasonably to effect the intent of the parties hereto. The parties further agree to replace such void or unenforceable provision of this Agreement with a valid and enforceable provision that will achieve, to the extent possible, the economic, business and other purposes of the void or unenforceable provision and to execute any amendment, consent or agreement deemed necessary or desirable by the Operating Partnership to effect such replacement.

Section 7.10 Reliance. Each party to this Agreement acknowledges and agrees that it is not relying on tax advice or other advice from the other party to this Agreement, and that it has or will consult with its own advisors.

Section 7.11 Survival. It is the express intention and agreement of the parties hereto that the representations, warranties and covenants of the Contributor and the Operating Partnership set forth in this Agreement shall survive the consummation of the transactions contemplated hereby. The provisions of this Agreement that contemplate performance after the Closing and the obligations of the parties not fully performed at the Closing shall survive the Closing and shall not be deemed to be merged into or waived by the instruments of Closing.

Section 7.12 Notice. Any notice to be given hereunder by any party to the other shall be given in writing by either (i) personal delivery, (ii) registered or certified mail, postage prepaid, return receipt requested, or (iii) facsimile transmission (provided such facsimile is followed by an original of such notice by mail or personal delivery as provided herein), and any such notice shall be deemed communicated as of the date of delivery (including delivery by overnight courier, certified mail or facsimile). Mailed notices shall be addressed as set forth below, but any party may change the address set forth below by written notice to other parties in accordance with this paragraph.

To the Contributor:

9255 Sunset Boulevard

Los Angeles, California 90069

Phone: (310) 288-5568

Facsimile: (310) 859-0861

Attn: A. Ghassemieh

With copy to:

Fenigstein & Kaufman

1900 Avenue of the Stars, Suite 2300

Los Angeles, California 90067

Phone: (310) 201-0777

Facsimile: (310) 556-1346

Attn: David F. Tilles

To the Operating Partnership:

Digital Realty Trust, L.P.

2730 Sand Hill Road

Suite 280

Menlo Park, California 94025

Phone: (650) 233-3610

Facsimile: (650) 233-3601

Attn: Michael F. Foust

Section 7.13 Equitable Remedies. Each Contributor agrees that irreparable damage would occur to the Operating Partnership in the event that any of the provisions of this Agreement were not performed in accordance with the specific terms hereof or were otherwise breached. It is accordingly agreed that the Operating Partnership shall be entitled to an injunction or injunctions to prevent breaches of this Agreement by any Contributor and to enforce specifically the terms and provisions hereof in any federal or state court located in California (as to which the parties agree to submit to jurisdiction for the purpose of such action), this being in addition to any other remedy to which the Operating Partnership is entitled under this Agreement.

Section 7.14 Dispute Resolution. The parties hereby agree that, in order to obtain prompt and expeditious resolution of any disputes under this Agreement, each claim, dispute or controversy of whatever nature, arising out of, in connection with, or in relation to the interpretation, performance or breach of this Agreement (or any other agreement contemplated by or related to this Agreement or any other agreement between the parties), including without limitation any claim based on contract, tort or statute, or the arbitrability of any claim hereunder (an “Arbitrable Claim”), shall, subject to Section 7.13 above, be settled by final and binding arbitration conducted in San Francisco, California. The arbitrability of any Arbitrable Claims under this Agreement shall be resolved in accordance with a two-step dispute resolution process administered by Judicial Arbitration & Mediation Services, Inc. (“JAMS”) involving, first, mediation before a retired judge from the JAMS panel, followed, if necessary, by final and binding arbitration before the same, or if requested by either party, another JAMS panelist. Such dispute resolution process shall be confidential and shall be conducted in accordance with California Evidence Code Section 1119.

(i) Mediation. In the event any Arbitrable Claim is not resolved by an informal negotiation between the parties within fifteen (15) days after either party receives written notice that a Arbitrable Claim exists, the matter shall be referred to the San Francisco, California office of JAMS, or any other office agreed to by the parties, for an informal, non-binding mediation consisting of one or more conferences between the parties in which a retired judge will seek to guide the parties to a resolution of the Arbitrable Claims. The parties shall select a mutually acceptable neutral arbitrator from among the JAMS panel of mediators. In the event the parties cannot agree on a mediator, the Administrator of JAMS will appoint a mediator. The mediation process shall continue until the earliest to occur of the following: (i) the Arbitrable Claims are resolved, (ii) the mediator makes a finding that there is no possibility of resolution through mediation, or (iii) thirty (30) days have elapsed since the Arbitrable Claim was first scheduled for mediation.

(ii) Arbitration. Should any Arbitrable Claims remain after the completion of the mediation process described above, the parties agree to submit all remaining Arbitrable Claims to final and binding arbitration administered by JAMS in accordance with the then existing JAMS Arbitration Rules. Neither party nor the arbitrator shall disclose the existence, content, or results of any arbitration hereunder without the prior written consent of all parties. Except as provided herein, the California Arbitration Act shall govern the interpretation, enforcement and all proceedings pursuant to this subparagraph. The arbitrator is without jurisdiction to apply any substantive law other than the laws selected or otherwise expressly provided in this Agreement. The arbitrator shall render an award and a written, reasoned opinion in support thereof. Such award may include reasonable attorneys’ fees to the prevailing party. Judgment upon the award may be entered in any court having jurisdiction thereof.

(iii) Costs. The arbitrator may, in its discretion, allocate the costs, fees and expenses incurred by the parties, as well as the fees and expenses of the mediator or arbitrator and the costs of the facility for the hearing, among the parties on the basis of fault.

(iv) Survivability. This dispute resolution process shall survive the termination of this Agreement. The parties expressly acknowledge that by signing this Agreement, they are giving up their respective right to a jury trial.

[signature page to follow]

IN WITNESS WHEREOF, the parties have executed this Contribution Agreement as of the date first written above.

“OPERATING PARTNERSHIP”

Digital Realty Trust, L.P., a Maryland limited partnership

By: Digital Realty, a Maryland corporation
Its: General Partner

By:	/s/ MICHAEL F. FOUST
Michael F. Foust
Chief Executive Officer

“CONTRIBUTOR”

Pacific Bryan Partners, L.P., a Texas limited partnership

By: Bryan Partners, LLC, a Texas limited liability company
Its: General Partner

By:	/s/ A. GHASSEMEIH
Name:	A. Ghassemeih
Title:	Manager

S-1

EXHIBIT A

TO

CONTRIBUTION AGREEMENT

CONTRIBUTION AND ASSUMPTION AGREEMENT

FOR GOOD AND VALUABLE CONSIDERATION, the receipt and sufficiency of which are hereby acknowledged, effective as of the Closing, the undersigned hereby assigns, transfers, sells and conveys to Digital Realty Trust, L.P., a Maryland limited partnership (the “Operating Partnership”), its entire legal and beneficial right, title and interest in, to and under, the Partnership, including, without limitation, all right, title and interest, if any, of the undersigned in and to the assets of the Partnership and the right to receive distributions of money, profits and other assets from the Partnership, presently existing or hereafter at any time arising or accruing,

TO HAVE AND TO HOLD the same unto the Operating Partnership, its successors and assigns, forever.

Upon the execution and delivery hereof, the Operating Partnership assumes all obligations in respect of the Partnership Interest and agrees to be bound by the terms, conditions and covenants thereof, and to perform all duties and obligations of Contributor thereunder from and after the date hereof.

Contributor for itself, its successors and assigns hereby covenants and agrees that, at any time and from time to time after the date hereof upon the written request of the Operating Partnership, Contributor will, without further consideration, do, execute, acknowledge and deliver or cause to be done, executed, acknowledged and delivered, each and all of such further acts, deeds, assignments, transfers, conveyances and assurances as may reasonably be required by the Operating Partnership in order to assign, transfer, set over, convey, assure and confirm unto and vest in the Operating Partnership, its successors and assigns, title to the Partnership Interest granted, sold, transferred, conveyed and delivered by this Agreement.

Capitalized terms used herein, but not defined have the meanings ascribed to them in the Contribution Agreement, dated as of July 31, 2004, between the Operating Partnership and the Contributor.

[Remainder of page left intentionally blank.]

Exhibit A

IN WITNESS WHEREOF, the parties hereto have duly executed and delivered the Agreement as of the date first above written.

Pacific Bryan Partners, L.P., a Texas limited partnership

By: Bryan Partners, LLC, a Texas limited liability company
Its: General Partner

By:

Name:
Title:

ACKNOWLEDGEMENT

STATE OF	)
	)	ss.:
COUNTY OF	)

On the              day of                 , in the year 2004, before me, the undersigned, a Notary Public in and for said State, personally appeared                                                  , personally known to me or proved to me on the basis of satisfactory evidence to be the individual whose name is subscribed to the within instrument and executed before me the same in his capacity, and that by his signature on the instrument, the individual, or the person upon behalf of which the individual acted, executed the instrument.

Notary Public (SEAL)

S-1

DIGITAL REALTY, L.P., a Maryland limited partnership

By: Digital Realty, a Maryland corporation
Its: General Partner

By:
Name:
Title:

ACKNOWLEDGEMENT

STATE OF	)
	)	ss.:
COUNTY OF	)

On the              day of                 , in the year 2004, before me, the undersigned, a Notary Public in and for said State, personally appeared                                                      , personally known to me or proved to me on the basis of satisfactory evidence to be the individual whose name is subscribed to the within instrument and executed before me the same in his capacity, and that by his signature on the instrument, the individual, or the person upon behalf of which the individual acted, executed the instrument.

Notary Public (SEAL)

DIGITAL REALTY TRUST, L.P., a Maryland limited partnership

By: Digital Realty Trust, Inc., a Maryland corporation
Its: General Partner

By:
Name:
Title:

S-2

EXHIBIT B

TO

CONTRIBUTION AGREEMENT

TOTAL CONSIDERATION

The Total Consideration set forth in Section 1.2 of the Agreement is subject to adjustment as follows:

To the extent that, on the Determination Date, the Operating Partnership’s good faith determination of the amount of the outstanding principal balance of existing indebtedness to be outstanding immediately prior to the Closing Date with respect to the Property is greater than or less than $56,638,855, the number of Partnership Units delivered to the Contributor pursuant to Section 1.2 of the Agreement shall be decreased or increased, as the case may be, by the number of Partnership Units equal to Ten Percent (10%) of such increase or decrease in existing indebtedness divided by Twenty Dollars ($20.00), rounded down to the nearest whole Partnership Unit.

With respect to this Exhibit B, the “Determination Date” shall mean a date, designated by the Operating Partnership, no more than five business days nor less than one business day prior to the “Subject to Completion Date” date set forth on the preliminary prospectus printed and distributed to potential investors in connection with the marketing of the Public Offering, provided, however, that if a subsequent preliminary prospectus is thereafter printed and recirculated to potential investors, then the Determination Date shall mean the date of such subsequent preliminary prospectus.

THE CALCULATION OF THE TOTAL CONSIDERATION DELIVERED AT CLOSING PURSUANT TO THIS EXHIBIT B SHALL BE PERFORMED IN GOOD FAITH BY THE OPERATING PARTNERSHIP AND IN ACCORDANCE WITH THE CONTRIBUTION AGREEMENT. THE SAME EXISTING INDEBTEDNESS BALANCE SHALL BE USED IN CALCULATING ANY ADJUSTMENT TO THE TOTAL CONSIDERATION OF ALL OTHER CONTRIBUTORS HAVING A DIRECT OR INDIRECT INTEREST IN THE PROPERTY. NOTWITHSTANDING ANYTHING TO THE CONTRARY IN THE AGREEMENT, THE CONTRIBUTOR AGREES THAT THE CALCULATION OF TOTAL CONSIDERATION DELIVERABLE AT CLOSING SHALL BE FINAL AND BINDING UPON THE CONTRIBUTOR, ABSENT MANIFEST ERROR. THE CONTRIBUTOR SHALL NOTIFY THE OPERATING PARTNERSHIP IN WRITING OF ANY ALLEGED MANIFEST ERROR WITHIN 48 HOURS OF RECEIPT OF THE OPERATING PARTNERSHIP’S CALCULATION OF THE TOTAL CONSIDERATION DELIVERABLE AT CLOSING. THE CONTRIBUTOR HEREBY IRREVOCABLY WAIVES ANY AND ALL CLAIMS RELATING TO THE CALCULATION OF THE TOTAL CONSIDERATION DELIVERABLE AT CLOSING, OTHER THAN AS SPECIFIED IN SUCH NOTICE SETTING FORTH THE ALLEGED MANIFEST ERROR.

Exhibit B-1

EXHIBIT C

TO

CONTRIBUTION AGREEMENT

REPRESENTATIONS, WARRANTIES AND INDEMNITIES OF CONTRIBUTOR

ARTICLE 1 — ADDITIONAL DEFINED TERMS

For purposes of this Exhibit C, the following terms have the meanings set forth below. Terms which are not defined below shall have the meaning set forth for those terms as defined in the Agreement to which this Exhibit C is attached:

Actions: Means all actions, litigations, complaints, charges, accusations, investigations, petitions, suits, arbitrations, mediations or other proceedings, whether civil or criminal, at law or in equity, or before any arbitrator or Governmental Entity.

Agreement: Means the Contribution Agreement to which this Exhibit C is attached.

Disclosure Schedule: Means that disclosure schedule attached as Appendix A to the Agreement.

Governmental Entity: Means any governmental agency or quasi-governmental agency, bureau, board, commission, court, department, official, political subdivision, tribunal or other instrumentality of any government, whether federal, state or local, domestic or foreign.

Indemnifying Party: Means any party required to indemnify any other party under Section 3.2 of this Exhibit C.

Knowledge: Means, with respect to any representation or warranty so indicated, the actual knowledge, after reasonable inquiry, of the Contributor.

Liens: Means, with respect to any real and personal property, all mortgages, pledges, liens, options, charges, security interests, mortgage deed, restrictions, prior assignments, encumbrances, covenants, encroachments, assessments, purchase rights, rights of others, licenses, easements, voting agreements, liabilities or claims of any kind or nature whatsoever, direct or indirect, including, without limitation, interests in or claims to revenues generated by such property.

Partnership Units: Shall have the meaning set forth in the OP Agreement.

Permitted Liens: Means:

(a) Liens securing taxes, the payment of which is not delinquent or the payment of which is actively being contested in good faith by appropriate proceedings diligently pursued;

(b) Zoning laws and ordinances applicable to the Property which are not violated by the existing structures or present uses thereof or the transfer of the Property;

(c) Liens imposed by laws, such as carriers’, warehousemen’s and mechanics’ liens, and other similar liens arising in the ordinary course of business which secure payment of obligations

Exhibit C-1

arising in the ordinary course of business not more than 60 days past due or which are being contested in good faith by appropriate proceedings diligently pursued;

(d) non-exclusive easements for public utilities and other operational purposes that do not materially interfere with the current use of the Property;

(e) any exceptions contained in the Preliminary Title Reports identified in Schedule 1 to the Disclosure Schedule (collectively, the “Preliminary Title Reports”) for purposes of the conditions to closing in Section 2.1(a) of the Agreement, and any exceptions contained in the Title Policies for all other purposes under the Agreement or this Exhibit C; and

(f) all Liens listed in Schedule 2.4 of the Disclosure Schedule and any similar liens incurred in any refinancing of the related obligations to the extent contemplated by the Prospectus.

Person: Means any individual, corporation, limited liability company, partnership, joint venture, association, joint-stock company, trust, unincorporated organization or governmental entity.

Prospectus: Means the Company’s final prospectus, as delivered to investors in the Public Offering (including, without limitation, the pro forma financial statements contained therein and any matters for which a reserve has been established as reflected in such pro forma financial statements).

REIT Shares: Shall have the meaning set forth in the OP Agreement.

ARTICLE 2 — REPRESENTATIONS AND WARRANTIES OF CONTRIBUTOR

Except as set forth in the Disclosure Schedule, the Contributor represents and warrants to the Operating Partnership as set forth below in this Article 2, which representations and warranties are true and correct as of the date hereof and will (except to the extent expressly relating to a specified date) be true and correct as of the date of Closing:

2.1 Organization; Authority; Qualification. The Contributor is duly formed, validly existing and in good standing under the laws of the jurisdiction of its formation. The Contributor has all requisite power and authority to enter into the Agreement, each agreement contemplated hereby and to carry out the transactions contemplated hereby and thereby, and to own, lease or operate its property and to carry on its business as presently conducted and, to the extent required under applicable law, is qualified to do business and is in good standing in each jurisdiction in which the nature of its business or the character of its property make such qualification necessary.

2.2 Due Authorization. The execution, delivery and performance of the Agreement by the Contributor has been duly and validly authorized by all necessary action of the Contributor. The Agreement and each agreement, document and instrument executed and delivered by or on behalf of the Contributor pursuant to the Agreement constitutes, or when executed and delivered will constitute, the legal, valid and binding obligation of the Contributor, each enforceable against the Contributor in accordance with its terms, as such enforceability may be limited by bankruptcy or the application of equitable principles.

2.3 Consents and Approvals. Except as shall have been satisfied prior to the Closing Date and as set forth in Schedule 2.3 to the Disclosure Schedule, as of the date hereof, no consent, waiver, approval or authorization of any third party or governmental authority or agency is required to be obtained by the Contributor in connection with the execution, delivery and performance of the Agreement

Exhibit C-2

and the transactions contemplated hereby, except for those consents, waivers, approvals or authorizations, the failure of which to obtain would not have a material adverse effect on the assets, business, financial condition and results of operation of the Company, the Operating Partnership and their subsidiaries, taken as a whole (a “Material Adverse Effect”).

2.4 Ownership of the Partnership Interest. The Partnership Interest constitutes all of the issued and outstanding interests in the Partnership owned by the Contributor. Except as set forth in Schedule 2.4 to the Disclosure Schedule, the Contributor is the sole owner of the Partnership Interest, beneficially and of record, free and clear of any Liens of any nature (other than the Permitted Liens) and has full power and authority to convey the Partnership Interest, free and clear of any Liens (other than the Permitted Liens), and, upon delivery of consideration for the Partnership Interest, the Operating Partnership will acquire good and marketable title thereto, free and clear of any Liens (other than the Permitted Liens and any liens arising through the Operating Partnership). Except as may be set forth in the Partnership Agreement, there are no rights to purchase, subscriptions, warrants, options, conversion rights or preemptive rights relating to the Partnership Interest.

2.5 No Violation. Except as shall have been cured to the satisfaction of the Operating Partnership, consented to or waived in writing by the Operating Partnership prior to the Closing Date or as set forth in Schedule 2.5 to the Disclosure Schedule, none of the execution, delivery or performance of the Agreement, any agreement contemplated thereby and the transactions contemplated hereby and thereby does or will, with or without the giving of notice, lapse of time, or both, violate, conflict with, result in a breach of, or constitute a default under or give to others any right of termination, acceleration, cancellation or other right adverse to the Contributor or the Operating Partnership of (A) the organizational documents, including the operating agreement, if any, of the Contributor, (B) any agreement, document or instrument to which the Contributor is a party or by which the Contributor or the Partnership Interest are bound or (C) any term or provision of any judgment, order, writ, injunction, or decree, or require any approval, consent or waiver of, or make any filing with, any person or governmental or regulatory authority or foreign, federal, state, local or other law binding on the Contributor or by which the Contributor or any of its assets or properties are bound or subject; provided in the case of (B) and (C) above, unless any such violation, conflict, breach or default would not have a Material Adverse Effect.

2.6 Non-Foreign Status. The Contributor is a United States person (as defined in Section 7701(a)(30) of the Code), and is, therefore, not subject to the provisions of the Code relating to the withholding of sales proceeds to foreign persons, and is not subject to any state withholding requirements. The Contributor will provide affidavits at the Closing to this effect as provided for in Section 2.3(g) of the Agreement.

2.7 Withholding. The Contributor shall execute at Closing such certificates or affidavits reasonably necessary to document the inapplicability of any United States federal or state withholding provisions, including without limitation those referred to in Section 2.6 above. If the Contributor fails to provide such certificates or affidavits, the Operating Partnership may withhold a portion of any payments otherwise to be made to the Contributor as required by the Code or applicable state law.

2.8 Investment Purposes. The Contributor acknowledges its understanding that the offering and issuance of the Partnership Units to be acquired pursuant to the Agreement are intended to be exempt from registration under the Securities Act of 1933, as amended and the rules and regulations in effect thereunder (the “Act”) and that the Operating Partnership’s reliance on such exemptions is predicated in part on the accuracy and completeness of the representations and warranties of the

Exhibit C-3

Contributor contained herein. In furtherance thereof, the Contributor represents and warrants to the Company as follows:

2.8.1 Investment. The Contributor is acquiring the Partnership Units solely for its own account for the purpose of investment and not as a nominee or agent for any other person and not with a view to, or for offer or sale in connection with, any distribution of any thereof. The Contributor agrees and acknowledges that it will not, directly or indirectly, offer, transfer, sell, assign, pledge, hypothecate or otherwise dispose of (hereinafter, “Transfer”) any of the Partnership Units unless (i) the Transfer is pursuant to an effective registration statement under the Act and qualification or other compliance under applicable blue sky or state securities laws, or (ii) counsel for the Contributor (which counsel shall be reasonably acceptable to the Operating Partnership) shall have furnished the Operating Partnership with an opinion, reasonably satisfactory in form and substance to the Operating Partnership, to the effect that no such registration is required because of the availability of an exemption from registration under the Act and qualification or other compliance under applicable blue sky or state securities laws. The term “Transfer” shall not include any redemption of the Partnership Units or exchange of the Partnership Units for REIT Shares pursuant to Section 8.6 of the OP Agreement. Notwithstanding the foregoing, no Transfer shall be made unless it is permitted under the OP Agreement.

2.8.2 Knowledge. The Contributor is knowledgeable, sophisticated and experienced in business and financial matters and fully understands the limitations on transfer imposed by the Federal securities laws and as described in the Agreement. The Contributor is able to bear the economic risk of holding the Partnership Units for an indefinite period and is able to afford the complete loss of its investment in the Partnership Units; the Contributor has received and reviewed all information and documents (including the private placement memorandum delivered by the Operating Partnership) about or pertaining to the Company, the Operating Partnership, the business and prospects of the Company and the Operating Partnership and the issuance of the Partnership Units as the Contributor deems necessary or desirable, has had cash flow and operations data for the Property made available by the Operating Partnership upon request and has been given the opportunity to obtain any additional information or documents and to ask questions and receive answers about such information and documents, the Company, the Operating Partnership, the Property, the business and prospects of the Company and the Operating Partnership and the Partnership Units which the Contributor deems necessary or desirable to evaluate the merits and risks related to its investment in the Partnership Units and to conduct its own independent valuation of the Properties.

2.8.3 Holding Period. The Contributor acknowledges that it has been advised that (i) the Partnership Units must be held for twelve (12) months and may (absent an effective registration statement or exemption from registration under the Act) have to be held indefinitely thereafter, and the Contributor must continue to bear the economic risk of the investment in the Partnership Units (and any Common Stock that might be exchanged therefor), unless they are subsequently registered under the Act or an exemption from such registration is available (it being understood that the Operating Partnership has no intention of so registering the Partnership Units), (ii) a restrictive legend in the form hereafter set forth shall be placed on the certificates representing the Partnership Units (and any Common Stock that might be exchanged therefor), and (iii) a notation shall be made in the appropriate records of the Operating Partnership (and the Company) indicating that the Partnership Units (and any Common Stock that might be exchanged therefor) are subject to restrictions on transfer.

2.8.4 Accredited Investor. The Contributor is an “accredited investor” (as such term is defined in Rule 501 (a) of Regulation D under the Act). The Contributor has previously provided the Operating Partnership with a duly executed Accredited Investor Questionnaire. No event or

Exhibit C-4

circumstance has occurred since delivery of such Questionnaire to make the statements contained therein false or misleading.

2.8.5 Legend. Each certificate representing the Partnership Units (and any Common Stock that might be exchanged therefor) shall bear the following legend:

THE SECURITIES EVIDENCED HEREBY HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE “ACT”), OR THE SECURITIES LAWS OF ANY STATE AND MAY NOT BE SOLD, TRANSFERRED OR OTHERWISE DISPOSED OF IN THE ABSENCE OF SUCH REGISTRATION, UNLESS THE TRANSFEROR DELIVERS TO THE COMPANY AN OPINION OF COUNSEL SATISFACTORY TO THE COMPANY, TO THE EFFECT THAT THE PROPOSED SALE, TRANSFER OR OTHER DISPOSITION MAY BE EFFECTED WITHOUT REGISTRATION UNDER THE ACT AND UNDER APPLICABLE STATE SECURITIES OR “BLUE SKY” LAWS;

In addition, the Common Stock for which the Partnership Units may, in certain circumstances, be exchanged shall also bear a legend which generally provides the following:

THE SHARES OF COMMON STOCK REPRESENTED BY THIS CERTIFICATE ARE SUBJECT TO RESTRICTIONS ON BENEFICIAL AND CONSTRUCTIVE OWNERSHIP AND TRANSFER FOR THE PURPOSE OF THE CORPORATION’S MAINTENANCE OF ITS STATUS AS A REAL ESTATE INVESTMENT TRUST (“REIT”) UNDER THE INTERNAL REVENUE CODE OF 1986, AS AMENDED (THE “CODE”). SUBJECT TO CERTAIN FURTHER RESTRICTIONS AND EXCEPT AS EXPRESSLY PROVIDED IN THE CORPORATION’S ARTICLES OF AMENDMENT AND RESTATEMENT, (i) NO PERSON MAY BENEFICIALLY OR CONSTRUCTIVELY OWN SHARES OF CAPITAL STOCK OF THE CORPORATION IN EXCESS OF 9.8% OF THE VALUE OF THE TOTAL OUTSTANDING SHARES OF CAPITAL STOCK OF THE CORPORATION AND NO PERSON MAY BENEFICIALLY OR CONSTRUCTIVELY OWN SHARES OF THE CORPORATION’S COMMON STOCK IN EXCESS OF 9.8% (BY VALUE OR BY NUMBER OF SHARES, WHICHEVER IS MORE RESTRICTIVE) OF THE OUTSTANDING COMMON STOCK OF THE CORPORATION; (ii) NO PERSON MAY BENEFICIALLY OR CONSTRUCTIVELY OWN SHARES OF CAPITAL STOCK THAT WOULD RESULT IN THE CORPORATION BEING “CLOSELY HELD” UNDER SECTION 856(h) OF THE CODE OR OTHERWISE CAUSE THE CORPORATION TO FAIL TO QUALIFY AS A REIT; AND (iii) NO PERSON MAY TRANSFER SHARES OF CAPITAL STOCK IF SUCH TRANSFER WOULD RESULT IN THE CAPITAL STOCK OF THE CORPORATION BEING OWNED BY FEWER THAN 100 PERSONS. ANY PERSON WHO BENEFICIALLY OR CONSTRUCTIVELY OWNS OR ATTEMPTS TO BENEFICIALLY OR CONSTRUCTIVELY OWN SHARES OF CAPITAL STOCK IN VIOLATION OF THE ABOVE LIMITATIONS MUST IMMEDIATELY NOTIFY THE CORPORATION. IF ANY OF THE RESTRICTIONS ON TRANSFER OR OWNERSHIP SET FORTH IN (i) OR (ii) IS VIOLATED, THE SHARES OF COMMON STOCK REPRESENTED HEREBY WILL BE AUTOMATICALLY TRANSFERRED TO THE TRUSTEE OF A TRUST FOR THE BENEFIT OF ONE OR MORE CHARITABLE BENEFICIARIES, AND ANY TRANSFER THAT WOULD RESULT IN THE CAPITAL STOCK OF THE CORPORATION BEING OWNED BY FEWER THAN 100 PERSONS SHALL BE VOID AB INITIO. IN ADDITION, THE CORPORATION MAY REDEEM SHARES UPON THE TERMS AND CONDITIONS SPECIFIED BY THE BOARD OF DIRECTORS IN ITS SOLE DISCRETION IF THE BOARD OF DIRECTORS DETERMINES THAT OWNERSHIP OR A TRANSFER OR OTHER EVENT MAY VIOLATE THE RESTRICTIONS DESCRIBED ABOVE. FURTHERMORE, UPON THE OCCURRENCE

Exhibit C-5

OF CERTAIN EVENTS, ATTEMPTED TRANSFERS IN VIOLATION OF THE RESTRICTIONS DESCRIBED ABOVE MAY BE VOID AB INITIO. ALL TERMS IN THIS LEGEND THAT ARE DEFINED IN THE CHARTER OF THE CORPORATION SHALL HAVE THE MEANINGS ASCRIBED TO THEM IN THE CHARTER OF THE CORPORATION, AS THE SAME MAY BE AMENDED FROM TIME TO TIME, A COPY OF WHICH, INCLUDING THE RESTRICTIONS ON TRANSFER AND OWNERSHIP, WILL BE FURNISHED TO EACH HOLDER OF SHARES OF COMMON STOCK ON REQUEST AND WITHOUT CHARGE. REQUESTS FOR SUCH A COPY MAY BE DIRECTED TO THE SECRETARY OF THE CORPORATION AT ITS PRINCIPAL OFFICE.

2.9 No Brokers. No Contributor nor any of the Contributor’s respective officers, directors or employees, to the extent applicable, has employed or made any agreement with any broker, finder or similar agent or any person or firm which will result in the obligation of the Operating Partnership or any of its affiliates to pay any finder’s fee, brokerage fees or commissions or similar payment in connection with the transactions contemplated by the Agreement.

2.10 Solvency. Assuming the accuracy of the Operating Partnership’s representations and warranties, the Contributor will be solvent immediately following the transfer of the Partnership Interest to the Operating Partnership.

2.11 Litigation. There is no Action, litigation, claim or other proceeding, either judicial or administrative (including, without limitation, any governmental action or proceeding), pending or, to Contributor’s Knowledge, threatened in the last twelve months, affecting all or any portion of the Contributor’s Partnership Interest or the Contributor’s ability to consummate the transactions contemplated hereby. Contributor is not bound by any outstanding order, writ, injunction or decree of any court, Governmental Entity or arbitration against or affecting all or any portion of its Partnership Interest which in any such case would impair the Contributor ability to enter into and perform all of its obligations under the Agreement or would have a Material Adverse Effect.

2.12 Exclusive Representations. Except as set forth above in this Exhibit C, the Contributor makes no representation or warranty of any kind, express or implied, in connection with the Partnership Interest and the Operating Partnership acknowledges that it has not relied upon any other such representation or warranty. Except as set forth in Section 3.2(e) of the Agreement, the Contributor acknowledges that no representation or warranty has been made by the Company or the Operating Partnership with respect to the legal and tax consequences of the transfer of the Contributor’s Partnership Interest to the Operating Partnership and the receipt of Partnership Units, as consideration therefor. The Contributor further represents and warrants that it has not relied on the Operating Partnership or its affiliates, representatives, counsel or other advisors and its respective representatives for legal or tax advice and the Contributor acknowledges that it has not relied upon any other such representation or warranty.

Exhibit C-6

ARTICLE 3 — INDEMNIFICATION

3.1 Survival Of Representations And Warranties; Remedy For Breach.

(a) Subject to Section 3.5 of this Exhibit C, all representations and warranties contained in this Exhibit C (as qualified by the Disclosure Schedule) or in any Schedule or certificate delivered pursuant hereto shall survive the Closing.

(b) Notwithstanding anything to the contrary in the Agreement or this Exhibit C, the Contributor shall not be liable under this Exhibit C or the Agreement for monetary damages (or otherwise) for breach of any of its representations, warranties, covenants and obligations contained in this Exhibit C or the Agreement, or any Schedule, Exhibit, certificate or affidavit, or in any other document delivered thereby, other than pursuant to the succeeding provisions of this Article 3, which shall be the sole and exclusive remedy with respect thereto. In furtherance of the foregoing provision relating to exclusive remedy, the Operating Partnership hereby expressly waives any rights or claims it may have to pursue any other remedy, whether under statute or common law against the Contributor or any of its affiliates. In no event shall the constituent members, partners, employees, officers, directors of the Contributor, be liable for monetary damages (or otherwise) for any breach of any of the representations, warranties, covenants and obligations contained in this Exhibit C of the Agreement or any Schedule, Exhibit, certificate or affidavit, or in any other document delivered thereby.

3.2 General Indemnification.

(a) The Contributor shall indemnify and hold harmless the Operating Partnership, the Company and each of their respective directors, officers, employees, agents, representatives and affiliates other than the Contributor (each of which is an “Indemnified Party”) from and against any and all Claims, losses, damages, liabilities and expenses, including, without limitation, amounts paid in settlement, reasonable attorneys’ fees, costs of investigation, costs of investigative, judicial or administrative proceedings or appeals therefrom, and costs of attachment or similar bonds (collectively, “Losses”), asserted against, imposed upon or incurred by the Indemnified Party in connection with or as a result of any breach of a representation, warranty or covenant of the Contributor contained in the Agreement (as qualified by all items set forth in the Disclosure Schedule) and including, without limitation, this Exhibit C or any Schedule, Exhibit, certificate or affidavit, or in any other document delivered thereby,).

(b) Subject to Section 2.4 of the Agreement, the Contributor shall also indemnify and hold harmless the Indemnified Parties from and against any and all Losses asserted against, imposed upon or incurred by the Indemnified Parties in connection with or as a result of all fees and expenses of the Contributor in connection with the transactions contemplated by the Agreement.

(c) With respect to any claim of an Indemnified Party pursuant to this Section 3.2, to the extent available, the Operating Partnership agrees to use diligent good faith efforts to pursue and collect any and all available proceeds under any insurance policy which covers the matter which is the subject of the indemnification prior to seeking indemnification from the Contributor until all proceeds, if any, to which the Operating Partnership or the Indemnified Party is entitled pursuant to such insurance policy have been exhausted; provided, however, that the Operating Partnership may make a claim under this Section 3.2 even if an insurance coverage dispute is pending, in which case, if the Indemnified Party later receives insurance proceeds with respect to any Losses paid by the Contributor for the benefit of any Indemnified Party, then the Indemnified Party shall reimburse the Contributor in an amount equivalent to such proceeds in excess of any deductible amount pursuant to Section 3.4(a) up to the amount actually paid by the Contributor to the Indemnified Party in connection with such indemnification (it being understood that all costs and expenses incurred by the Contributor with respect to insurance coverage disputes shall constitute Losses paid by the Contributor for purposes of this Section 3.2(c)).

3.3 Notice and Defense of Claims. As soon as reasonably practicable after receipt by the Indemnified Party of notice of any liability or claim incurred by or asserted against the Indemnified Party that is subject to indemnification under this Article 3, the Indemnified Party shall give notice thereof to the Contributor, including liabilities or claims to be applied against the indemnification deductible established pursuant to Section 3.4 hereof; provided that failure to give notice to the Contributor will not relieve it from any liability which it may have to any Indemnified Party, unless it did not learn of such claim and such failure results in the forfeiture by the Contributor of substantial rights and defenses. The

Exhibit C-7

Indemnified Party may at its option demand indemnity under this Article 3 as soon as a claim has been threatened by a third party, regardless of whether an actual Loss has been suffered, so long as the Indemnified Party shall in good faith determine that such claim is not frivolous and that the Indemnified Party may be liable for, or otherwise incur, a Loss as a result thereof and shall give notice of such determination to Contributor. The Indemnified Party shall permit the Contributor, at the Contributor’s option and expense, to assume the defense of any such claim by counsel selected by the Contributor and reasonably satisfactory to the Indemnified Party, and to settle or otherwise dispose of the same; PROVIDED, HOWEVER, that the Indemnified Party may at all times participate in such defense at its expense; and PROVIDED FURTHER, HOWEVER, that Contributor shall not, in defense of any such claim, except with the prior written consent of the Indemnified Party in its sole and absolute discretion, consent to the entry of any judgment or enter into any settlement that does not include as an unconditional term thereof the giving by the claimant or plaintiff in question to all Indemnified Parties a release of all liabilities in respect of such claims, or that does not result only in the payment of money damages which are paid in full by the Contributor. If the Contributor shall fail to undertake such defense within thirty (30) days after such notice, or within such shorter time as may be reasonable under the circumstances or as required by applicable law, then the Indemnified Party shall have the right to undertake the defense, compromise or settlement of such liability or claim on behalf of and for the account of Contributor at the Contributor’s sole cost and expense; PROVIDED, HOWEVER, that the Contributor will not be obligated to indemnify the Indemnified Parties for any compromise or settlement entered into without the Contributor’s prior written consent, which consent shall not be unreasonably withheld or delayed.

3.4 Limitations on Indemnification Under Section 3.2(a).

(a) The Contributor shall not be liable under Section 3.2(a) hereof unless and until the total amount recoverable by the Indemnified Parties from the Contributor under Section 3.2(a) exceeds One Hundred Thousand Dollars ($100,000), in the aggregate; PROVIDED, HOWEVER, that claims for Losses arising out of a breach of representations or warranties contained in Sections 2.1, 2.2, 2.4, 2.6, 2.7, and 2.9 hereof shall not be subject to such deductible amount but shall be recoverable from the first dollar of Losses.

(b) Notwithstanding anything contained herein to the contrary, the maximum liability of the Contributor in the aggregate under Section 3.2(a) hereof shall not exceed the Five Hundred Thousand Dollars ($500,000); PROVIDED, HOWEVER, that this limitation shall not apply to claims for Losses arising out of a breach of representations and warranties contained in Sections 2.1, 2.2 and 2.4. Notwithstanding anything contained herein to the contrary, the Indemnified Parties shall look, solely, first to available insurance proceeds pursuant to Section 3.2(c) above, and then solely to the Contributor’s Partnership Units (and agree to treat any return of Partnership Units as an adjustment to the consideration delivered to the Contributor pursuant to the Formation Transactions). Notwithstanding anything to the contrary in the Agreement, no Contributor shall be liable to the Indemnified Parties for any indirect, special or consequential damages, loss of profits, taxes relating to tax years beginning on or after the closing of the Formation Transactions, loss of value or other similar speculative damages asserted or claimed by the Indemnified Parties.

3.5 Limitation Period.

(a) Notwithstanding the foregoing, any claim for indemnification under Section 3.2(a) hereof must be asserted in writing by the Indemnified Party, stating the nature of the Losses and the basis for indemnification therefore on or prior to February 15, 2006, PROVIDED, HOWEVER, that claims for Losses arising out of a breach of the representations and warranties contained in Section 2.4 shall survive and may be brought indefinitely after the Closing.

Exhibit C-8

(b) Subject to Section 3.5(a), if asserted in writing on or prior to February 15, 2006, any claims for indemnification pursuant to Section 3.2(a) shall survive until resolved by mutual agreement between the Contributor and the Indemnified Party or pursuant to Section 7.14 of the Agreement, and any claim for indemnification not so asserted in writing on or prior to February 15, 2006 shall not thereafter be asserted and shall forever be waived.

Exhibit C-9

EXHIBIT D

TO

CONTRIBUTION AGREEMENT

FORM OF POWER OF ATTORNEY

RECORDING REQUESTED BY

AND WHEN RECORDED MAIL TO

Michael F. Foust

c/o Digital Realty Trust, L.P.

2730 Sand Hill Road, Suite 280

Menlo Park, California 94025

POWER OF ATTORNEY

KNOW ALL PERSONS BY THESE PRESENTS: That I,                                                          , on behalf of Pacific-Bryan Partners, L.P., a Texas limited partnership (the “Entity”), undersigned, hereby irrevocably make, constitute and appoint Digital Realty Trust, L.P., a Maryland limited partnership (“Attorney-in-Fact”), the Entity’s true and lawful Attorney for the Entity and in the Entity’s name, place and stead and for the Entity’s use and benefit solely with respect to the following and for no other purpose:

to act in the Entity’s name, place and stead to make, execute, acknowledge and deliver all such other contracts, orders, receipts, notices, requests, instructions, certificates, consents, letters and other writings (including without limitation the execution of any documents) relating to the acquisition by Attorney-in-Fact of the Entity’s Partnership Interest (as defined in and in accordance with the terms and conditions of the Contribution Agreement by and between the Entity and Attorney-in-Fact (the “Contribution Agreement”), including, but not limited to the OP Agreement (as defined in the Contribution Agreement), as it may be amended or revised, any registration rights agreements and any lock-up agreements), and to provide information to the Securities and Exchange Commission and others about the transactions contemplated by the Contribution Agreement, as fully as could the undersigned if personally present and acting on behalf of the undersigned.

GIVING AND GRANTING unto my said Attorney full power and authority to do and perform all and every act and thing whatsoever requisite, necessary or appropriate to be done with respect to the foregoing specified transactions as fully to all intents and purposes as I might or could do if personally present, hereby ratifying all that my said Attorney shall lawfully do or cause to be done by virtue of these presents.

The Entity’s said Attorney is empowered hereby to determine in its sole discretion the time when, purpose for and manner in which any power herein conferred upon him shall be exercised, and the conditions, provisions and covenants of any instrument or document which may be executed by it pursuant hereto. Notwithstanding any provision of this Power of Attorney to the contrary, the Power of Attorney only applies to the transactions contemplated by the Contribution Agreement and shall only be exercised in accordance with the Contribution Agreement, solely for the purpose of carrying out the Closing described in the Contribution Agreement. In no event will this Power of Attorney be useable or used in contravention of the Contribution Agreement or to amend or modify the Contribution Agreement; nor will it be used for any purpose outside those permitted by the Contribution Agreement. This Power of Attorney expires and becomes null and void when the Contribution Agreement expires or becomes null and void.

Exhibit D-1

Under penalties of perjury, I declare that I have examined this certification and, to the best of my knowledge and belief, it is true, correct and complete, and I further declare that I have authority to sign this document on behalf of the Entity.

Exhibit D-2

When the context so requires, the masculine gender includes the feminine and/or neuter, and the singular number includes the plural.

Dated
, a

By:
Name:
Title:

Exhibit D-3

STATE OF CALIFORNIA

COUNTY OF                                                              } SS.

On                                                                                        before me,                                                                                               , personally appeared                                                                                                                                                                              personally known to me (or proved to me on the basis of satisfactory evidence) to the person(s) whose name(s) is/are subscribed to the within instrument and acknowledged to me that he/she/they executed the same in his/her/their authorized capacity(ies), and that by his/her/their signature(s) on the instrument the person(s), or the entity upon behalf of which the person(s) acted, executed the instrument.

WITNESS my hand and official seal.

Signature

Exhibit D-4